                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                               EDMARK CORPORATION
                                       AT
                              $15.50 NET PER SHARE
                                       BY
                            INDIGO ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                                   ----------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON MONDAY, DECEMBER 16, 1996, UNLESS THE OFFER IS EXTENDED.
                             ---------------------

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated November 18, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Indigo Acquisition Corp., a Washington corporation (the "Purchaser") which is a wholly owned subsidiary of International Business Machines Corporation, a New York corporation ("IBM"), to purchase all outstanding shares of Common Stock, no par value (the "Shares"), of Edmark Corporation, a Washington corporation (the "Company"), together with the associated rights (the "Rights") to purchase Shares issued pursuant to the Shareholder Rights Agreement dated as of November 29, 1995 between the Company and ChaseMellon Shareholder Services, L.L.C. (as successor to First Interstate Bank of Washington, N.A.), as rights agent, at a price of $15.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from the Chairman of the Board of Directors of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9. Unless the context otherwise requires, all references to Shares include the associated Rights.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The offer price is $15.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2.  The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the shareholders of the Company and unanimously recommends that shareholders of the Company accept the Offer and tender their Shares.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of November 12, 1996 (the "Merger Agreement"), among IBM, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, or, at the election of IBM, the Company may be merged with and into the Purchaser (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by IBM, the Purchaser or any other subsidiary of IBM or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under Washington law) will be converted into the right to receive an amount in cash equal to the price per Share paid pursuant to the Offer, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

    5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 16, 1996, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER (THE "EXPIRATION DATE").

    6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares that would constitute two-thirds of all outstanding Shares on a fully diluted basis on the date of purchase and (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

    7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares,
(b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
         (TOGETHER WITH THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                               EDMARK CORPORATION

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Indigo Acquisition Corp. dated November 18, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of Common Stock, no par value (the "Shares"), of Edmark Corporation, a Washington corporation, together with the associated rights to purchase Shares issued pursuant to the Shareholder Rights Agreement dated as of November 29, 1995 between the Company and ChaseMellon Shareholder Services, L.L.C. (as successor to First Interstate Bank of Washington, N.A.), as rights agent. Unless the context otherwise requires, all references to Shares include the associated Rights.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.
                                   SIGN HERE
 NUMBER OF SHARES TO BE TENDERED:*

                                              __________________________________
 ________________ SHARES

DAYTIME AREA CODE
                                              __________________________________
AND TEL. NO. ___________________________________________________________________
                                  SIGNATURE(S)

TAXPAYER IDENTIFICATION
NO. OR SOCIAL
                                              __________________________________
SECURITY NO. ___________________________________________________________________

                                              __________________________________
DATED: ___________________________________________________________________, 1996
                     (PLEASE PRINT NAME(S) AND ADDRESS(ES))

------------------------

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.